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                                                                   EXHIBIT 23.15


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Republic Industries, Inc. on Form S-3 of our report dated February 21, 1997 of our audits of the financial statements of Bledsoe Dodge, Inc. as of and for the years ended December 31, 1996 and 1995 included in Republic Industries, Inc.'s Form 8-K dated June 13, 1997. We also consent to the reference to our firm under the caption "Experts."


/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.


Fort Worth, Texas
January 16, 1998